UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2022

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

2023 Note Repurchase

On August 11, 2022, Rambus Inc. (the “Company”) entered into individual privately negotiated transactions with certain holders of its outstanding 1.375% Convertible Senior Notes due 2023 (the “2023 Notes”), pursuant to which the Company will pay an aggregate of approximately $57 million in cash for the repurchase of approximately $39 million aggregate principal amount of the 2023 Notes (the “2023 Note Repurchases”). The foregoing amount of cash is subject to adjustment during a 10 trading-day measurement period ending August 25, 2022. Accordingly, such approximate amount is an estimate based on an assumed price per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to $26.88, the closing price per share of Common Stock on The Nasdaq Global Select Market on August 5, 2022. The actual amounts of cash paid could vary depending on changes in the trading price of the Common Stock during the measurement period.

The 2023 Note Repurchases are expected to close on or about August 31, 2022. Following the closing of the 2023 Note Repurchases, approximately $10 million in aggregate principal amount of 2023 Notes will remain outstanding with terms unchanged. The Company will not receive any cash proceeds from the 2023 Note Repurchases. In exchange for paying cash pursuant to the 2023 Note Repurchases, the Company will receive and cancel the repurchased 2023 Notes.

Bond Hedge and Warrant Unwind Transactions

In connection with the 2023 Note Repurchases, the Company expects to enter into agreements with certain financial institutions (the “Option Counterparties”) to terminate corresponding portions of the convertible note hedge and warrant transactions the Company previously entered into with the Option Counterparties in connection with the issuance of the 2023 Notes. In connection with the termination, the Option Counterparties or their respective affiliates may sell shares of the Common Stock in secondary market transactions, or may unwind derivative transactions that may in turn result in secondary market sales of the Common Stock, shortly after the Company’s entry into the 2023 Repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2022	Rambus Inc.

/s/ Desmond Lynch
Desmond Lynch, Senior Vice President, Finance and Chief Financial Officer